Exhibit 32

Certification of Quarterly Report on Form 10-Q

of National HealthCare Corporation

For The Quarter Ended March 31, 2008

The undersigned hereby certify, pursuant to 18 U.S.C. Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned=s best knowledge and belief, the Quarterly Report on Form 10-Q for National HealthCare Corporation (AIssuer@) for the period ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the AReport@):

(a)	fully complies with the requirements of section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

This Certification accompanies the Quarterly Report on Form 10-Q of the Issuer for the quarterly period ended March 31, 2008.

This Certification is executed as of May 6, 2008.

/s/Robert G. Adams
Robert G. Adams
Chief Executive Officer

/s/ Donald K. Daniel
Donald K. Daniel
Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.